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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Ledger Capital Corp. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-67228) and related Prospectus of Anchor BanCorp Wisconsin Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated May 9, 2001, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
September 13, 2001